Exhibit 107

Calculation of Filing Fee Tables

Form S-3ASR

(Form Type)

Royal Gold, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Debt	Debt Securities	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)	-	-	-	-
	Equity	Preferred Stock, par value $0.01 per share	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)	-	-	-	-
	Equity	Common Stock, par value $0.01 per share	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)	-	-	-	-
	Other	Warrants	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)	-	-	-	-
	Equity	Depositary Shares	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)	-	-	-	-
	Other	Purchase Contracts	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)	-	-	-	-
	Other	Units	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)	-	-	-	-
Fees Previously Paid	-	-	-	-	-	-	-	-	-	-	-	-
Carry Forward Securities
Carry Forward Securities	-	-	-	-	-	-	-	-	-	-	-	-
	Total Offering Amounts					N/A		N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							N/A

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)	In reliance on Rule 456(b) and Rule 457(r) under the Securities Act, the registrant hereby defers payment of the registration fee required in connection with this registration statement. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.